EXHIBIT 21
                         STORAGE TECHNOLOGY CORPORATION



U.S. SUBSIDIARIES                                              INCORPORATION
-----------------                                              -------------
Bytex Corporation                                              Delaware
NSC European Operations Company                                Minnesota
Storage Technology de Puerto Rico, Inc.                        Delaware
Storage Technology European Trade Corporation                  Delaware
Storage Technology Optical Disk Development Corporation        Delaware
StorageTek Foundation                                          Colorado
StorageTek Holding Corporation                                 Nevada
StorageTek International Corporation                           Delaware
StorageTek International Services Corporation                  Delaware
Vitalink Communications Corporation                            Delaware

NON-U.S. SUBSIDIARIES
---------------------
Storage Technology of Australia Pty., Limited                  Australia
Network Systems Australasia Pty. Limited                       Australia
Storage Technology New Zealand Pty., Limited                   Australia
Network Systems Austria Gesellschaft m.b.h                     Austria
Network Systems Foreign Sales Corp                             Barbados
Storage Technology (Belgium) N.V./S.A.                         Belgium
StorageTek Brasil Ltda                                         Brazil
StorageTek Canada, Inc.                                        Canada
Amperif Canada, Ltd.                                           Canada
StorageTek A/S                                                 Denmark
StorageTek OY                                                  Finland
Network Systems France S.A.                                    France
Storage Technology Holding France S.A.                         France
Storage Technology France S.A.                                 France
Storage Technology Formation                                   France
Storage Technology European Operations                         France
Bytex GmbH                                                     Germany
Storage Technology Holding GmbH                                Germany
Storage Technology GmbH                                        Germany
Storage Technology Network Systems GmbH                        Germany
Storage Technology OEM Vertrieb GmbH                           Germany
Network Systems Italia S.R.l.                                  Italy
Storage Technology Italia, SpA                                 Italy
Network Systems Japan K.K.                                     Japan
Storage Technology of Japan, Ltd.                              Japan
Storage Technology Asia/Pacific K.K.                           Japan
StorageTek (Malaysia) Sdn. Bhd.                                Malaysia
StorageTek de Mexico, S.A. de C.V.                             Mexico
Storage Technology (The Netherlands) B.V.                      Netherlands
Storage Technology (The Netherlands) B.V. (Irish Branch)       Ireland
Storage Technology Finance B.V.                                Netherlands
StorageTek III B.V.                                            Netherlands
Storage Technology New Zealand Pty., Limited                   New Zealand
StorageTek A/S                                                 Norway
StorageTek Espana, S.A.                                        Spain
StorageTek South Asia Pte. Ltd.                                Singapore
NSC Network Systems AB                                         Sweden
Storage Technology Sweden AB                                   Sweden
StorageTek AG                                                  Switzerland
D.M.L. StorageTek Ltd                                          United Kingdom
Bytex DataCom Ltd.                                             United Kingdom
Bytex Europe                                                   United Kingdom
Storage Technology Holding Limited                             United Kingdom
Storage Technology Limited                                     United Kingdom
Storage Technology Manufacturing Limited                       United Kingdom